UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2020

Aramark

(Exact name of registrant as specified in its charter)

Delaware	001-36223	20-8236097
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Market Street Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (215) 238-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	ARMK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

COVID-19 has adversely affected global economies, financial markets and the overall business environment for Aramark (the “Company”). The Company has significant operations around the world, including in China, which meant that COVID-19 started to have a negative impact on our operations towards the end of the second quarter of fiscal 2020. Some significant aspects of our operations depend on the reopening of sports stadiums, students returning to in person school, college and university attendance and businesses resuming operations at their corporate offices and business dining. These factors are outside the Company’s control and the timing of the Company’s return to fully normal business operations is uncertain.

The Company responded quickly and proactively to the developing pandemic, taking steps to reduce costs by reducing salaries for executives and compensation for the board of directors temporarily, laying off and furloughing employees, shutting down or limiting operations and significantly reducing costs.

We are currently seeing active and aggressive efforts being made by other businesses which were not as significantly affected by COVID-19 or which are recovering on a quicker or more certain path, to recruit key executive and management talent from businesses like ours, which have been more significantly impacted. In an effort to retain our key employees to execute on our path to recovery and growth, the Board of Directors (the “Board”) of the Company approved four actions on September 3, 2020:

•

Executive salaries and compensation for members of the Board will be restored to the levels prior to their temporary reduction in April, effective October 3, 2020, (the start of the next fiscal year). However, the Company has committed to making no salary increases for any of the named executive officers (“NEOs”) for fiscal 2021. This decision follows the timing of salary restorations at many other companies, and the Board believes it to be critical for retention. The restoration of salaries allows us to provide fair and market-based compensation for our executives and Board members.

•

The Board determined a payout level for the performance share units (PSUs) that were awarded in fiscal year 2018, covering a performance period of September 30, 2017 to October 2, 2020 (the “2018 PSUs”), by adjusting the calculation of the performance to moderate the impact of COVID-19 by measuring performance for the first 2 1⁄2 years of the 3 year performance period, removing both the results and the portion of the targets attributable to the period when our business was hardest hit by COVID-19. The PSUs will be paid out following the end of fiscal 2020 as provided in the original awards. If the PSUs were paid out at the closing share price as of September 4, 2020 ($28.30), the payout value would be 21% of the grant date value originally disclosed in the Company’s 2019 proxy statement. The CEO and CFO will not receive the benefit of this adjustment as they do not have 2018 PSUs.

•

The timing of the grant of regular annual long term incentive awards typically granted in November of each year was accelerated and annual equity grants were awarded in the form of 50% stock options and 50% restricted share units (RSUs), both of which will vest in equal annual installments over three years, subject to the executive’s continued service. The Board decided to accelerate the timing of the award of long term incentives to provide retention value in a form that is aligned with shareholder value creation. This reflects an acceleration of the timing, but not an increase in the grant date fair value of these awards for the NEOs from what was expected to be awarded in November. The effect of COVID-19 on our share price has materially reduced (and in some cases eliminated) equity based retention value for existing outstanding awards, making our critical business leaders and management vulnerable to being recruited by other businesses. The Board believes that accelerating the timing of the grant of fiscal 2021 long term incentive awards provides critical retention value at a time when we are most vulnerable. The Board does not intend to make long term incentive awards to the NEOs in fiscal 2021. The Board awarded these long term incentives in the form of options and RSUs for fiscal 2021 and chose not to grant any performance stock units at this time because it believes it does not have the sufficient line of sight on the speed of the Company’s recovery that would be necessary to set meaningful stretch performance targets for PSUs. The Board expects to return to a long term incentive program that is at least 50% PSUs for awards in fiscal 2022.

•

Given the challenging economic climate and uncertain pace of the Company’s full business recovery together with the extraordinary management efforts required to position the Company to recover and grow, the Board also granted special stock option awards to our key business leaders—those individuals the Board expects to drive the performance of the business over the next 5+ years. The ultimate value of the option awards are 100% performance based, with exercise prices that are in all cases materially above the current trading price of our common stock (which closed at $28.30 on the September 4, 2020 grant date). The options are awarded in 6 tranches, with exercise prices that start at $35 and increase in $10 increments to an $85 exercise price. These options require extra-ordinary share price growth, to generate value for these business leaders. For each tranche, the in the money amount is limited to the difference between the share price at the relevant time and the exercise price. For example, if we reach a share price of $60, the “in the money value” of each option in the 3rd tranche of options (which have an $55 exercise price) will be $5 and the options in the 4th to 6th tranches will be “out of the money”. In addition, these awards will vest ratably on the third, fourth and fifth anniversaries of the grant date to ensure they are aligned with long-term and sustained shareholder value creation. To align with the extended vesting schedule, we have amended our form of award agreement for these awards to limit the accelerated vesting on the retirement of the recipients in certain circumstances. On a normal Retirement (as described below, for all recipients except for Mr. Zillmer) only the options that would have vested in the year following retirement will vest on their regularly scheduled vesting date rather than the acceleration of the options that would have vested on the next vesting date. On a retirement with six months (in the case of Mr. Zillmer) or one year’s notice (as described below), only the options that would have vested in the two years following retirement will vest rather than the options that would have vested on the remaining vesting dates (in the case of Mr. Zillmer) or on the next two vesting dates.

The details of the awards and determinations made by the Board are set out below.

On September 3, 2020, the Board, upon the recommendation of the Compensation Committee, approved a performance multiplier of 29.2% for purposes of calculating the number of Earned PSUs for the 2018 PSUs and as a result such Earned PSUs will vest on October 2, 2020 in accordance with the terms of the PSU award agreements

In addition, the Board, upon the recommendation of the Compensation Committee, approved annual grants of long term incentive awards to its executives for fiscal 2021 including the named executive officers. The grants consisted of 50% non-qualified stock options and 50% time vesting RSUs with a grant date of September 4, 2020. Both the options and RSUs will vest over three years with one third vesting on each of the first, second and third anniversaries of the date of grant, subject to the executive’s continued service. The following table shows the grant date fair value for each award type for each of the NEOs (with stock option fair value calculated on a Black-Scholes basis corresponding to the methodologies used by the Company for financial reporting purposes).

NEO	Stock Options	RSUs
John Zillmer	$4,750,001	$4,750,014
Tom Ondrof	$1,000,002	$1,000,009
Lynn McKee	$750,003	$750,007
Lauren Harrington	$750,003	$750,007

The Board, upon the recommendation of the Compensation Committee, also awarded special performance awards of premium exercise price stock options to a number of executives including NEOs, Messrs. Zillmer and Ondrof and Mses. McKee and Harrington with the values and in the amounts set forth below. One third of each tranche of options vests on each of the third, fourth and fifth anniversaries of the date of grant, subject to the executive’s continued service, and the award consists of six tranches of equal grant date dollar fair value with the exercise prices set forth below.

NEO	Value	Tranche 1	Tranche 2	Tranche 3	Tranche 4	Tranche 5	Tranche 6
Exercise Prices		$35	$45	$55	$65	$75	$85
John Zillmer	$6,000,017	132,451	172,118	218,341	271,740	332,226	401,607
Tom Ondrof	$2,000,016	44,151	57,373	72,781	90,580	110,742	133,869
Lynn McKee	$1,500,015	33,113	43,030	54,586	67,935	83,057	100,402
Lauren Harrington	$1,500,015	33,113	43,030	54,586	67,935	83,057	100,402

The terms of these options are otherwise substantially consistent with the terms of previously awarded options, although these special performance options have modified vesting upon retirement provisions that provide that in the case of the NEOs other than Mr. Zillmer, in the event of an optionholder’s Retirement (as defined in the Amended and Restated Equity Incentive Plan, means a retirement after attainment of age 60 and five years of employment with the Company), any installment of options scheduled to vest in the one year following the retirement shall remain outstanding and become vested on any regularly scheduled future vesting date(s) within such period, and in the event of an optionholder’s Retirement with Notice (as defined in the relevant option award, means, in the case of Mr. Zillmer, his retirement upon six months’ notice after attainment of age 65 and five years of employment with the Company following October 7, 2019 and, in the case of the other NEOs, his or her retirement upon twelve months’ notice after attainment of age 62 and five years of employment with the Company), any installment(s) of options scheduled to vest in the two years following the retirement shall remain outstanding and become vested on the originally scheduled future vesting date(s) within such period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2020

Aramark

By:	/s/ Lauren A. Harrington
Name:	Lauren A. Harrington
Title:	Senior Vice President and General Counsel